Exhibit 23.2

         CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS


We consent to the inclusion in the Annual Report of Boole & Babbage, Inc. on Form 10-K of our report dated April 10, 1997, on our audit of the consolidated financial statements of MAXM Systems Corporation as September 30, 1996, and for the year then ended, as included in the Form 8-K/A of Boole & Babbage, Inc. (File No. 000-13258).




\PricewaterhouseCoopers LLP \

McLean, Virginia
December 28, 1998

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